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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K


                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):
                     February 24, 2000 (February 17, 2000)

                              ILLINI CORPORATION
            (Exact name of registrant as specified in its charter)

        Illinois                    0-13343                   37-1135429
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

              3200 West Iles Avenue, Springfield, Illinois 62707
                   (Address of principal executive offices)  (Zip Code)

        Registrant's telephone number, including areacode: 217-787-5111

                                Not Applicable
        (Former name or former address, if changed since last report.)









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                        Exhibit Index appears on Page 4
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On February 17, 2000, Illini Corporation approved the dismissal of its prior certifying accountants, KPMG LLP effective upon KPMGs completion of the audit of Illini's consolidated financial statements as of and for the year ended December 31, 1999 and the issuance of their report thereon. KPMG's report on Illini's consolidated financial statements for the two fiscal years ended December 31, 1998 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Audit Committee and approved by the Executive Committee of the Board of Directors.

     In connection with the audits of the two fiscal years ended December 31, 1998 and the subsequent interim period to the date hereof, there were no disagreements between Illini and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make a reference to the subject matter of the disagreements in connection with their reports.

     Effective February 17, 2000, Illini engaged Olive LLP as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Illini did not consult with Olive regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          16.1 Letter from KPMG LLP regarding its concurrence with the Registrant's statement regarding change of accountants.





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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ILLINI CORPORATION


Dated: February 21, 2000                         By:/s/Burnard K. McHone
                                                    ---------------------------
                                                    Burnard K. McHone
                                                    President






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                                 EXHIBIT INDEX

    Exhibit                                                  Sequential
    Number                        Description                Page Number
    -------                       -----------                -----------
     16.1           Letter from KPMG LLP regarding its            5
                    concurrence with the Registrant's
                    statement regarding change of accountants.







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